                                                                    Exhibit 4.14

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                              AMENDED AND RESTATED

                      COMMON AND PREFERRED STOCK PURCHASE

                                      AND

                            SHAREHOLDERS' AGREEMENT

                                     among

                          BT INVESTMENT PARTNERS, INC.,
                          MTL EQUITY INVESTORS, L.L.C.,
                         APOLLO INVESTMENT FUND III, LP.
                       APOLLO OVERSEAS PARTNERS III, L.P.
                           APOLLO U.K. FUND III, L.P.

                                      AND

                                    MTL INC.

                           Dated as of August 28,1998



--------------------------------------------------------------------------------

                                 INDEX OF TERMS

Acceptance Period ....................................................    11
Accredited Investor ..................................................     4
AMENDMENT ............................................................     2
Appollo ..............................................................     5
Appollo Entities .....................................................     1
BT Partners ..........................................................     1
Capital Stock ........................................................     1
Commission ...........................................................     2
Common Stock .........................................................     1
Company ..............................................................     1
Drag-Along Grantees ..................................................     5
Drag-Along Notice ....................................................     5
Equity LLC ...........................................................     1
Management Shareholders Agreement ....................................     8
Offered Securities ...................................................    11
Palestra .............................................................     2
Permitted Transfer ...................................................     5
Preemptive Notice ....................................................    11
Preemptive Right .....................................................    11
Preferred Stock ......................................................     1
Proposed Issuance ....................................................    11
PURCHASE AGREEMENT ...................................................     2
Purchase Notice ......................................................    12
Tag-Along Notice .....................................................     6


                               TABLE OF CONTENTS

ARTICLE I ...................................................................................  1
 1.1. Purchase Price ........................................................................  1
 1.2. Representations by Purchasers .........................................................  2
 1.3. Brokers or Finders ....................................................................  4
 1.4. Representations by Sell ...............................................................  4
 1.5. Restrictions on Transfer ..............................................................  5

ARTICLE II...................................................................................  5

ARTICLE III .................................................................................  6

ARTICLE IV...................................................................................  7

ARTICLE V ...................................................................................  9

 5.1. Definitions............................................................................  9
 5.2. Designated Actions and Irrevocable Proxy............................................... 10
 5.3. Termination............................................................................ 11

ARTICLE VI ..................................... ............................................ 11

ARTICLE VII ................................................................................. 12

 7.1. Assignment  ........................................................................... 12
 7.2. Entire Agreement ...................................................................... 13
 7.3. Notices ............................................................................... 13
 7.4. Waivers: Amendments ................................................................... 14
 7.8. Applicable Law: Submission to Jurisdiction ............................................ 15
 7.9. Severability .......................................................................... 16
 7.10. Certain Definitions .................................................................. 16
 7.11. Termination .......................................................................... 16

                 AMENDED AND RESTATED COMMON AND PREFERRED STOCK

                      PURCHASE AND SHAREHOLDERS' AGREEMENT

         Agreement dated as of this 28th day of August, 1998 among BT Investment Partners, Inc., a Delaware corporation ("BT Partners"), MTL Equity Investors, L.L.C., a Delaware limited liability company ("Equity LLC," and together with BT Partners, the "Purchasers"), Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo U.K. Fund III, L.P. (collectively, the "Apollo Entities") and MTL Inc., a Florida corporation ("Seller" or the "Company").

                WHEREAS, the parties hereto have previously entered into a Common Stock Purchase and Shareholders' Agreement dated as of the 9th day of June, 1998 (the "Original Agreement");

                WHEREAS, the Purchasers and Sellers desire to amend the Original Agreement to provide for the purchase from Seller, and the sale to the Purchasers, of certain additional newly issued shares of common stock, par value $.01 per share (the "Common Stock") of the Company and certain newly issued shares of 13.75% senior exchangeable preferred stock, $.01 par value per share (the "Preferred Stock" and collectively with the Common Stock, the "Capital Stock") of the Company, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

1.1. Purchase Price

         Seller has sold to the Purchasers pursuant to the Original Agreement the number of original shares of Common Stock (the "Original Shares") set forth opposite each Purchaser's name on Annex I hereto, and Seller agrees to sell, and each Purchaser agrees to purchase from Seller, the number of additional newly issued shares of Common Stock ("Additional Common Shams") and the number of newly issued shares of Preferred Stock ("Preferred Shares") set forth opposite such Purchaser's name on Annex I here (together with the Original Shares, the "Purchased Shares") at the respective purchase prices set forth in such Annex I. The aggregate purchase price of Purchased Shares owned or being acquired by the Purchasers is $2,743,920, of which amount Purchasers have previously paid $2,400,000 for the Original Shares. At the closing of the Merger (as defined below), Seller will deliver to each Purchaser newly issued certificates for the Additional Common Shares and the Preferred Shares. The delivery of the certificates for the Additional Common Shares and the Preferred Shares shall be made against delivery of a check or checks payable to the order of Seller (or as directed by Seller), or a transfer of funds to the account of Seller (or as directed by Seller) by wire transfer, representing the aggregate purchase price for the Additional Common Shares and the Preferred Shares, as payment in full of the purchase price of such shares. Such delivery or transfer shall be conditioned upon the consummation of the transactions contemplated by the Merger Agreement dated as of June 23,1998 among Palestra Acquisition Corp. ("Palestra"), Chemical Leaman Corporation ("CLC") and the shareholders of CLC, as amended on July 27, 1998 and August 25, 1998, providing for the merger of Palestra with and into CLC (the "Merger").

1.2. Representations by Purchasers

         (a)      Investment Representations.

         Each Purchaser represents that it is its present intention to acquire the Additional Common Shares and Preferred Shares for its own account (and it will be the sole beneficial owner thereof) and that the Purchased Shares have been, are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act of 1933, as amended (the "Securities Act") or exemption therefrom. The acquisition by each Purchaser of the Purchased Shares shall constitute a confirmation of this representation by each Purchaser. Each Purchaser further represents that it understands and agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144(k) as promulgated by the Securities and Exchange Commission (the "Commission', all certificates evidencing any of the Purchased Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE COMMON STOCK PURCHASE AND SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 9,1998, AMONG BT INVESTMENT PARTNERS, INC., MTL EQUITY INVESTORS, L.L.C., APOLLO INVESTMENT FUND III, L.P., APOLLO OVERSEAS PARTNERS III, L.P., APOLLO U.K. FUND III, L.P. AND MTL INC. (THE "PURCHASE AGREEMENT"), AS AMENDED AND RESTATED ON AUGUST 28, 1998 ("AMENDMENT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS,
OR THE AVAILABILITY, IN THE OPINION OF COUNSEL, OF AN EXEMPTION FROM REGISTRATION THEREUNDER. A COPY OF THE

PURCHASE AGREEMENT AND AMENDMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY UPON REQUEST."

         (b)      Access to Information.

         Each Purchaser or its representative during the course of this transaction, and prior to the purchase of any Purchased Shares, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Purchased Shares and documents, records, books, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

         (c)      General Access.

         Each Purchaser or its representative has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Purchased Shares, and confirms that all documents, records and books pertaining to such Purchaser's investment in the Company and requested by such Purchaser or its representative have been made available or delivered to it.

         (d)      Sophistication and Knowledge.

         Each Purchaser or its representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares. Each Purchaser can bear the economic risks of this investment and can afford a complete loss of this investment.

         (e)      Transfer Restrictions Imposed by Securities Laws.

         Each Purchaser understands that the Purchased Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available; each Purchaser is and must be purchasing the Purchased Shares for investment for the account of such Purchaser and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Each Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it, except as permitted by law and only in accordance with the express provisions of this Agreement. The Company does not have any present intention and is under no obligation to register the Purchased Shares under the Securities Act or applicable state securities laws.

         (f)      Lack of Liquidity.

         Each Purchaser has no present need for liquidity in connection with its purchase of the Purchased Shares.

         (g)      Suitability and Investment Objectives.

         The purchase of the Purchased Shares by each Purchaser is consistent with the general investment objectives of such Purchaser. Each Purchaser understands that the purchase of the Purchased Shares involves a high degree of risk and there may be no established market for the Company's capital stock.

         (h)      Accredited Investor Status.

         Each Purchaser represents that it is, and Equity LLC represents that each of its members is; an ' :Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

1.3.     Brokers or Finders

         Each Purchaser represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its respective agents.

1.4.     Representations by Seller

         (a)      Ownership.

         Upon the effectiveness of the transfers contemplated herein, each Purchaser will own the Purchased Shares free and clear of all liens, charges, encumbrances, pledges or other security interests.

         (b)      Court Orders.

         (c)      Capitalization

         Immediately following the consummation of the transaction contemplated by the Merger, Sellers authorized capital will consists of (i) 15,000,000 shares of Common Stock of which 2,000,000 shares will be issued and outstanding (excluding any shares to be issued under Company option plans or any employment agreements) and (ii) 5,000,000 shares of preferred stock, $.O1 par value, of which 155,000 shares will be issued and outstanding.

1.5.     Restrictions on Transfer

         Whether or not permitted under the Securities Act, no Purchased Shares may be pledged, hypothecated, sold, transferred or otherwise disposed of, except as expressly provided in this Agreement, by will or by the laws of descent and distribution. Each Purchaser agrees not to distribute the Purchased Shares to its members or shareholders, as the case may be, except as may be required by law. In case of a transfer of any of the Purchased Shares pursuant to the foregoing, the transferee must execute an agreement to be bound by provisions of this Agreement as if he were an original party hereto. The foregoing restrictions shall not prohibit sales by any Purchaser (a "Permitted Transfer") to the Company or an Apollo Entity or an affiliate thereof (collectively, "Apollo").

                                   ARTICLE II

                                DRAG-ALONG RIGHT

         (a) If Apollo (the "Drag-Along Grantees") transfer to any person or persons (other than an affiliate thereof ), pursuant to a stock sale, merger or otherwise, shares of Capital Stock then held by such Drag-Along Grantees, Drag-Along Grantees shall be entitled, at their option, to require each Purchaser to sell an Article II Equivalent Portion (as defined) of all Common Stock (in the event Apollo proposed to transfer Common Stock) and/or Preferred Stock (in the event Apollo has proposed to transfer Preferred Stock) held by such Purchaser, by providing each Purchaser with written notice ("Drag-Along Notice") at least fifteen days prior to consummation of the proposed transaction, setting forth in reasonable detail the material terms and conditions of the proposed transaction or offering, and the price per share at which each Purchaser shall be required to sell its shares of Preferred and/or Common Stock, as the case may be (which price per share shall be equal to the same price per share that Drag-Along Grantees shall receive pursuant to the proposed transaction). An "Article II Equivalent Portion" shall mean with respect to each Purchaser (i) in the case of Common Stock, that portion of all shares of Common Stock then held by such Purchaser expressed as a fraction where the numerator equals the number of shares of Common Stock proposed to be sold by Drag-Along Grantees pursuant to the Drag-Along Notice and the denominator equals all shares of Common Stock held by the Drag-Along Grantees and (ii) in the case of Preferred Stock, that portion of shares of Preferred Stock then held by such Purchaser expressed as a fraction where the numerator equals the number of shares of Preferred Stock proposed to be sold by the Drag-Along Grantees pursuant to the Drag-Along Notice and the denominator equals all shares of Preferred Stock held by the Drag-Along Grantees.

         (b) At the closing of the proposed transaction (notice of the date, place and time of which shall be designated by Drag-Along Grantees and provided to each Purchaser in writing at least five business days prior thereto), each Purchaser shall deliver certificates evidencing the shares of Capital Stock to be sold by such Purchaser, duly endorsed for transfer to the proposed transferee, against the purchase price therefor. Such shares of Capital Stock shall be delivered free and clear of all liens, charges, encumbrances and other security interests. Drag-Along Grantees shall have no liability or obligation to deliver the purchase price payable pursuant to this Article II, except to the extent that Drag-Along Grantees receive the consideration thereof from the proposed purchaser. All consideration payable pursuant to this Section shall be payable in the same form as the consideration received from the Purchaser, provided. that each Purchaser shall not be required pursuant to the terms of such sale to accept any consideration that would cause such Purchaser to have a Regulatory Problem. In case of a potential Regulatory Problem, the Drag Along Grantees may, at their option, elect to pay or cause to be paid to such Purchaser the cash equivalent of the consideration payable pursuant to this
Article II, as determined in good faith by the Drag Along Grantees, in lieu of the consideration offered by the offeree. For purposes hereof, a "Regulatory Problem" shall mean, with respect to any Person, any set of facts, events or circumstances the existence of which would cause such Person to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be based on an opinion of counsel) that such Person is or would be in violation of the Bank Holding Company Act of 1956, as amended by Regulation Y promulgated thereunder.

         (c) A Drag-Along Grantee may assign its rights pursuant to this Article II to Seller or any affiliate or successor of Seller.

                                  ARTICLE III

                                TAG-ALONG RIGHT

         (a) From and after the time the Threshold (as defined below) has been reached, and to the extent in excess thereof, if Apollo transfers to any person or persons (other than an affiliate thereof) shares of Capital Stock, then (i) at least fifteen business days prior to the consummation of the proposed transaction Apollo shall give written notice ("Tag-Along Notice") setting forth in reasonable detail the material teens and conditions of the proposed transfer, the number of shares of Common and/or Preferred Stock to be sold and the price per share at which Apollo is selling and (ii) each Purchaser shall have the right to include an Article III Equivalent Portion (as defined) of all Common Stock (in the event Apollo proposed to transfer Common Stock) and/or Preferred Stock (in the event Apollo has proposed to transfer Preferred Stock) held by such Purchaser in the proposed transaction by providing a written notice of exercise to the Apollo Entities at any time on or before five business days following delivery of the Tag-Along Notice to such Purchaser. An "Article III Equivalent Portion" shall mean with respect to each Purchaser (i) in the case of Common Stock, that portion of all shares of Common Stock then held by such Purchaser expressed as a fraction where the numerator equals the number of shares of Common Stock proposed to be sold by Apollo pursuant to the Tag-Along Notice and the denominator equals all shares of Common Stock then held by Apollo and (ii) in the case of Preferred Stock, that portion of shares of Preferred Stock then held by such Purchaser expressed as a fraction where the numerator equals the number of shares of Preferred Stock proposed to be sold by Apollo pursuant to the Tag-Along Notice and the denominator equals all shares of Preferred Stock then held by Apollo.

         (b) At the closing of the proposed transaction (notice of the date, place and time of which shall be designated by the Apollo Entities and provided to each Purchaser in writing at least five business days prior thereto), each Purchaser shall deliver certificates evidencing the shares of Common Stock owned by such Purchaser, duly endorsed for transfer to the proposed purchaser, against delivery of the purchase price therefor. Such shares of Common Stock shall be delivered free and clear of all liens, charges, encumbrances and other security interests. Apollo shall not have any liability or obligation to deliver the purchase price payable pursuant to this Section, except to the extent that Apollo receives the consideration thereof from the proposed purchaser. All consideration payable pursuant to this Section shall be payable in the same form as the consideration received from each Purchaser.

                                   ARTICLE IV

                            INCIDENTAL REGISTRATION

         (a) From and after the time the Threshold has been reached, and to the extent in excess thereof, if the Company at any time proposes to register any Capital Stock under the Act for sale to the public for the account of Apollo (except with respect to registration statements on a form which is not available for registering Capital Stock for sale to the public), each such time it will give at least ten days prior written notice to each Purchaser of its intention so to do including the number of shares of Common and/or Preferred Stock proposed to be registered by Apollo. Upon the written request of any such Purchaser, received by the Company within five days after the giving of any such notice by the Company, to register up to its Article IV Equivalent Portion (as defined) of Common Stock (in the event the Company has proposed to register Common Stock for the account of Apollo) and/or Preferred Stock, (in the event the Company has proposed to register Preferred Stock for the account of Apollo) held by such Purchaser (which request shall state the intended method of disposition thereof), the Company will use all commercially reasonable efforts to cause the shares of Common and/or Preferred Stock, as applicable, as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale by such Purchaser (in accordance with its written request) of such shares of Common and/or Preferred Stock so registered. Alternatively, the Company may, in its sole discretion, include such shares of Common or Preferred Stock in a separate registration statement to be filed concurrently with the registration statement for the account of Apollo to be filed by the Company. In the event that any registration pursuant to this Article IV shall be, in whole or in part, an underwritten public offering of shares of Common and/or Preferred Stock, the number of shares of Common and/or Preferred Stock to be included in such an underwriting may be reduced (pro rata among the requesting Purchasers and Apollo based upon the number of shares of Common Stock (in the event the Company has proposed to register Common Stock for the account of Apollo) and/or Preferred Stock (in the event the Company has proposed to register Preferred Stock for the account of Apollo), owned by such Purchasers and Apollo) due to (i) the provisions of any registration rights or similar agreement between the Company and any Apollo Entity or between the Company and any management shareholders (it being understood that the Apollo Entities and certain management shareholders shall have pro rata rights with respect to incidental registration rights pursuant to (x) the registration rights agreement by and among the Company and the Apollo Entities, dated the date hereof, and (y) that certain shareholders agreement, dated as of February 10,1998, among the Company, certain management shareholders and the Apollo Entities (the "Management Shareholders' Agreement") or (ii) underwriter market limitations if, and to the extent, that the managing underwriter advises the Company that in its opinion such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In addition, if the managing underwriter so advises, for any reason, against the inclusion of all or any portion of shares or Common and/or Preferred Stock owned by Purchasers in a public offering, then the Purchasers shall only have the right to register shares of Common and/or Preferred Stock therein as so advised by the managing underwriter. An "Article IV Equivalent Portion" shall mean with respect to each Purchaser (i) in the case of Common Stock, that portion of shares of Common Stock then held by such Purchaser expressed as a fraction where the numerator equals the number of shares of Common Stock proposed to be registered by Apollo pursuant to the notice contemplated by this paragraph (a) and the denominator equals all shares of Common Stock, then held by Apollo and, (ii) in the case of Preferred Stock, that portion of shares of Preferred Stock then held by such Purchaser expressed as a fraction where the numerator equals the number of shares of Preferred Stock proposed to be registered by Apollo pursuant to the notice contemplated by this paragraph (a) and the denominator equals all shares of Preferred Stock, then held by Apollo.

         (b) In connection with each registration pursuant to paragraph (a) covering a Public Offering, each Purchaser selling any stock pursuant thereto agrees to (i) enter into a written agreement with the managing underwriter under the same terns and conditions as apply to the Company or the selling shareholders, as applicable, or as is otherwise customary in offerings of this type and (ii) furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary and shall be requested by the Company in order to comply with federal and applicable state securities laws.

         (c) If, at any time after giving notice of its intention to register any stock pursuant to this Article N and prior to the effective date of the registration statement filed in connection with such registration, the Company and/or Apollo shall determine for any reason not to register any such stock, the Company shall give written notice to the Purchasers and, thereupon, shall be relieved of its obligation to register any shares of stock in connection with such registration. If the number of shares to be registered by Apollo is changed, the Article IV Equivalent Proportion shall be appropriately adjusted.

         (d) All expenses incurred by the Company in complying with this Article IV, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are herein referred to as "Registration Expenses." "Selling Expenses" as used herein mean all underwriting discounts and selling commissions applicable to the sale of Shares.

         The Company will pay all Registration Expenses in connection with each registration statement under this Article IV. All Selling Expenses in connection with each registration statement under this Article IV shall be borne by the participating sellers of shares of stock in proportion to the number of shares sold by each, or by such participating sellers of shares of stock other than the Company (except to the extent the Company shall be a seller of shares of Common Stock) as they may agree. In addition, the participating Purchasers shall be responsible for fees and disbursements of their counsel.

                                   ARTICLE V

                                  VOTING PROXY

5.1.     DEFINITIONS

         (a) "Designated Actions" means (i) the voting of any Common Stock and any action to be taken -with respect to a matter properly brought before the stockholders of the Company holding shares of Common Stock, including without limitation the election of members of the Board of Directors of the Company,
(ii) any action to be taken by any Holder in its capacity as a stockholder of the Company under this Agreement, including without limitation any consent or waiver relating to this Agreement and (iii) all actions taken in connection with any of the actions referred to in clauses (i) and (ii) above.

         (b) "Designated Shareholders" means each Purchaser and each Person to whom the Common Stock of such Purchaser are sold or transferred pursuant to the first two sentences of Section 1.5 above.

         (c) "Proxyholder" means Joshua J. Harris or any additional or successor Proxyholder as may be appointed by the Apollo Entities by written notice to the Purchasers and the Company.

5.2.     DESIGNATED ACTIONS AND IRREVOCABLE PROXY

         (a) Each Designated Shareholder, so long as he, she or it owns any Capital Stock, hereby agrees to take all Designated Actions in the manner that the Proxy holder, in his sole and absolute discretion, shall direct, at any annual or special meeting of stockholders of the Common Stock, at any and all adjournments thereof, and on any other occasion in respect of which the consent of such Designated Shareholder with respect to his, her or its shares of Capital Stock may be given or may be requested or solicited by the Company or any other Person, whether at a meeting, pursuant to the execution of a written consent, under the Purchase Agreement or otherwise, for all purposes in connection with any Designated Action, and such Designated Shareholder hereby ratifies and confirms all that such Proxy holder may do by virtue hereof.

         (b) For purposes of effecting any Designated Action, each Designated Shareholder does hereby irrevocably constitute and appoint the Proxyholder, his, her or its true and lawful attorney, agent and proxy for and in his, her or its name, place and stead, with the exclusive right to take all Designated Actions, in such Proxyholder's sole and absolute discretion, at any annual or special meeting of stockholders of the Company, at any and all adjournments thereof, and on any other occasion in respect of which the consent of such Designated Shareholder may be given or may be requested or solicited by the Company or any other Person, whether at a meeting, pursuant to the execution of a written consent, under the Purchase Agreement or otherwise, for all purposes in connection with any Designated Action, and such Designated Shareholder hereby ratifies and confirms all that the Proxyholder may do by virtue hereof. Each Designated Shareholder agrees with the Proxyholder that, without the prior written consent of the Proxyholder, he, she or it will not, so long as this Agreement shall be in effect with respect to any such Designated Shareholder, take any Designated Action, appoint any person other than the Proxyholder as his, her or its attorney, agent or proxy with respect to such shares of Capital Stock, or take any action inconsistent with the appointment of the Proxyholder as his, her or its lawful attorney, agent and proxy, or the exercise by the Proxyholder of the powers granted to him, hereunder.

         (c) The parties hereto agree that, in taking or giving directions for the taking of any Designated Action or in otherwise acting hereunder, the Proxyholder shall have no responsibility in respect of the management of the Company by directors for whom he shall have voted or FOR ANY ACTION TAKEN by any such directors or for any action taken pursuant to any consent given or vote cast by him or other action taken by him, and the Proxyholder's powers herein shall be discretionary and any of them may be exercised from time to time when he sees fit and without leave of any court or any other Person and the Proxyholder may refrain from exercising any powers or rights from time to time as he sees fit in each case irrespective of any relationship that the Proxyholder or any of his Affiliates may have with any of the parties hereto otherwise than pursuant to this Agreement.

         (d) The powers granted pursuant to this Section 5.2, and the proxy granted pursuant hereto, are coupled with an interest and shall be irrevocable during the term of this Article V.

53.      Termination

         The agreements contained in this Article V shall terminate and be of no further force and effect as of the earlier of (i) tenth anniversary of the date hereof and (ii) the termination of this Agreement as contemplated by Section
7.11 below.

                                   ARTICLE VI

                               PREEMPTIVE RIGHTS

         (a) In the event that the Company proposes to issue (a "Proposed Issuance") any Common Stock and/or Preferred Stock to Apollo, other than pursuant to the exceptions specified in paragraph (b) below, the Company shall deliver a notice, with respect to such Proposed Issuance (the "Preemptive Notice"), to each Purchaser setting forth the period of time within which the Preemptive Right must be exercised (the "Acceptance Period") and the price, terms and conditions of the Proposed Issuance. Each Purchaser shall have the right (the "Preemptive Right"), exercisable as hereinafter provided, to participate in such issuance of Common Stock and/or Preferred Stock, as applicable, ("Offered Securities") on a pro rata basis in accordance with the respective aggregate number of shares of Common Stock and/or Preferred Stock held by such Purchaser on the date of such notice from the Company by purchasing an amount of such Common Stock, in the event Common Stock is being issued to Apollo, and/or Preferred Stock, in the event Preferred Stock is being issued to Apollo, equal to the number of shares of Common Stock and/or Preferred Stock, as applicable, to be sold to Apollo pursuant to the Proposed Issuance multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Common Stock or Preferred Stock, as the case may be, owned by such Purchaser on the date of such notice and the denominator of which shall be the total number of shares of Common Stock or Preferred Stock, as the case may be, outstanding on such date, such purchase to be at the same price and on the same terms and conditions as the Proposed Issuance. The number of shares of Common Stock and/or Preferred Stock to be sold to Apollo pursuant to the Proposed Issuance shall be calculated after first taking into account the effect of the preemptive rights granted by the Company to certain management shareholders pursuant to the Management Shareholders Agreement.

         (b) Anything to the contrary notwithstanding, the Preemptive Rights provided for herein shall not be applicable to: (i) any Proposed Issuance of Common Stock to Apollo, in an amount equal to (A) the number of shares of Common Stock previously sold or otherwise transferred by Apollo to members of management of the Company less (B) the number of shares of Common Stock previously purchased by

Apollo pursuant to the provisions of this clause (i); provided that in no event shall Apollo be entitled to repurchase Common Stock with an aggregate purchase price in excess of $3,500,000 pursuant to the provisions of this clause (i); and
(ii) any stock split or Proposed Issuance of Common Stock and/or Preferred Stock as a dividend.

         (c) The Preemptive Rights shall be exercisable by delivery of notice (the "Purchase Notice") to the Company given within the Acceptance Period set forth in the Preemptive Notice. If a Purchaser shall fail to respond to the Company within the Acceptance Period, such failure shall be regarded as a rejection of such Purchaser's right to exercise such Purchaser's Preemptive Right. The closing of any purchase by the Purchasers under this Article VI shall be held at such time and place upon which the parties to the transaction may agree. At such closing, the Purchasers participating in the purchase shall deliver by certified bank check, payment in full for such Common Stock and/or Preferred Stock and all parties to the transaction shall execute such additional documents as are otherwise deemed necessary or appropriate by the Company. At such closing, the Company may issue and sell to Apollo such portion of the Common Stock and/or Preferred Stock which has not been purchased by Purchasers pursuant to the exercise of their Preemptive Rights at the same price and on the same terms and conditions as the Common Stock and/or Preferred Stock sold or proposed to be sold to the Purchasers.

         (d) In the event of a Proposed Issuance of Common Stock and/or Preferred Stock, which Proposed Issuance is subject to the Preemptive Rights under this Article VI and which is offered only in combination with the purchase of debt, debt securities or securities convertible or exchangeable into debt, then the Preemptive Rights shall apply to the combination and a Purchaser exercising his Preemptive Right shall be entitled and required to purchase his pro rata share of both the debt (or debt exchangeable securities) and equity components of such combination on the basis set forth above.

                                  ARTICLE VII

                                 MISCELLANEOUS

7.1.     ASSIGNMENT

         This Agreement shall bind an inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. Unless otherwise expressly provided in this Agreement, neither this Agreement nor any right or obligation hereunder of any party may be assigned or delegated without the prior written consent of the other parties hereto, provided, that any of the Appollo Entities may assign this Agreement to an affiliate.

7.2.     ENTIRE AGREEMENT

                This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.3.     NOTICES

                All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one business day after being sent by reputable overnight courier (charges prepaid) (regardless of whether the recipient refuses to accept delivery), (c) five business days after being sent to the recipient by certified or registered mail, return receipt requested and postage prepaid (regardless of whether the recipient refuses to accept delivery) or (d) when sent to the recipient by facsimile (followed promptly by courier or certified or registered mail delivery). Deliveries should be directed as follows:

                  If to the Seller or the Apollo Entities, to:

                  c/o Apollo Management, L.P.
                  1301 Avenue of the Americas, 38th Floor
                  New York, NY 10019
                  Telephone: 212-261-4000
                  Telecopy: 212-261-4102
                  Attention: Joshua J. Harris

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas

                  New York, NY 10019 Telephone: 212-259-6490
                  Telecopy: 212-259-6333
                  Attention: Morton A. Pierce, Esq.
                             Douglas L. Getter, Esq.

                  If to the Purchasers, to:

                  BT Investment Partners, Inc.
                  130 Liberty Street
                  New York, NY 10006
                  Telephone: 212-250-3709
                  Telecopy: 212-250-7651
                  Attention: Joe Wood

                  and

                  MTL Equity Investors, L.L.C.
                  c/o Merchant GP, Inc.
                  Eleven Madison Avenue
                  New York, NY 10010
                  Telephone: Telecopy:
                  Attention: Mark R. Patterson
                             Mark Kennelley

                  with a copy to:

                  Cahill Gordon & Reindel

                  80 Pine Street New York, NY 10005
                  Telephone: 212-701-3000
                  Telecopy: 212-269-5420
                  Attention: James J. Clark, Esq.

7.4.     WAIVERS; AMENDMENTS

         (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (b) Any provision of this Agreement may be waived if, but only if, such wavier is in writing and is signed, by the party or parties against whom the wavier is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the parties hereto.

7.5.     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.6.     EXPENSES

                All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

7.7.     REMEDIES

                Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.8.     APPLICABLE LAW: SUBMISSION TO JURISDICTION

         This Agreement (other than the provisions of Article V which shall be construed in accordance with and governed by the laws of the State of Delaware) shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any other New York State court sitting in New York, New York (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section
6.3 shall be deemed effective service of process on such party as provided in
Section 6.3 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A

TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

7.9.     SEVERABILITY

                The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

7.10.    CERTAIN DEFINITIONS

                (a) For purposes of this Agreement, a "Public Offering" means any underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or S-8 or any successor or similar form.

                (b) For the purposes of this Agreement, the "Threshold" means the public or private sale by Apollo in any one or more transactions of $10 million, in the aggregate, of Capital Stock.

7.11.    TERMINATION

                This Agreement shall terminate at such time that Apollo shall own less than 10% of the Common Stock on a fully diluted basis.

                 IN WITNESS WHEREOF, the parties hereto have caused this Common and Preferred Stock Purchase Agreement to be executed as of the date first above written.

                                             MTL INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:


                                             BT INVESTMENT PARTNERS, INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                             MTL EQUITY INVESTORS, L.L.C.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                             APOLLO INVESTMENT FUND III, L.P.


                                             By: Apollo Advisors II, L.P.,
                                                 its General Partner


                                             By: Apollo Capital Management II,
                                                 Inc.,
                                                 its General Partner



                                             By:
                                                ----------------------------
                                                Name: Joshua J. Harris
                                                Title: Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Common and Preferred Stock Purchase Agreement to be executed as of the date first above written.

                                             MTL INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:



                                             BT INVESTMENT PARTNERS, INC.


                                             By: /s/ Michael J. Batel, III
                                                ----------------------------
                                                Name:  Michael J. Batel, III
                                                Title: Managing Director


                                             MTL EQUITY INVESTORS, L.L.C.



                                             By:
                                                ----------------------------
                                                Name:
                                                Title:




                                             APOLLO INVESTMENT FUND III, L.P.


                                             By: Apollo Advisors II, L.P.,
                                                 its General Partner


                                             By: Apollo Capital Management II,
                                                 Inc.,
                                                 its General Partner



                                             By:
                                                ----------------------------
                                                Name: Joshua J. Harris
                                                Title: Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Common and Preferred Stock Purchase Agreement lo be executed as of the date first above written.



                                             MTL INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:



                                             BT INVESTMENT PARTNERS, INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:


                                             MTL EQUITY INVESTORS, L.L.C.



                                             By: /s/ Mark W. Kennelley
                                                ----------------------------
                                                Name:
                                                Title:




                                             APOLLO INVESTMENT FUND III, L.P.


                                             By: Apollo Advisors II, L.P.,
                                                 its General Partner


                                             By: Apollo Capital Management II,
                                                 Inc.,
                                                 its General Partner



                                             By:
                                                ----------------------------
                                                Name: Joshua J. Harris
                                                Title: Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Common and Preferred Stock Purchase Agreement lo be executed as of the date first above written.



                                             MTL INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:



                                             BT INVESTMENT PARTNERS, INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:


                                             MTL EQUITY INVESTORS, L.L.C.



                                             By:
                                                ----------------------------
                                                Name:
                                                Title:




                                             APOLLO INVESTMENT FUND III, L.P.


                                             By: Apollo Advisors II, L.P.,
                                                 its General Partner


                                             By: Apollo Capital Management II,
                                                 Inc.,
                                                 its General Partner



                                             By: /s/  Joshua J. Harris
                                                ----------------------------
                                                Name: Joshua J. Harris
                                                Title: Vice President

                                              APOLLO OVERSEAS PARTNERS, III,
                                                 L.P.


                                              By: Apollo Advisors II, L.P.,
                                                  its General Partner



                                              By: Apollo Capital Management II,
                                                  Inc., its General Partner


                                              By: /s/ Joshua J. Harris
                                                  ------------------------------
                                                  Name: Joshua J. Harris
                                                  Title: Vice President


                                              APOLLO U.K. FUND, III, L.P.


                                              By:  Apollo Advisors II, L.P.,
                                                   its General Partner


                                              By:  Apollo Capital Management II,
                                                   Inc., its General Partner


                                              By: /s/ Joshua J. Harris
                                                  ------------------------------
                                                  Name: Joshua J. Harris
                                                  Title: Vice President

                                                                         ANNEX I


                                         To                          Additionl
                                     Purchase        Original          Common          Preferred
 Purchaser                             Price*        Shares            Shares          Shares
 ---------                             ------        ------            ------          ------
 BT INVESTMENT                      $1,543,920       30,000           3,973            1,850
 PARTNERS, INC.


 MTL EQUITY                         $1,200,000       30,000              0               0
 INVESTORS, L.L.C.

*Of which amount each of BT Investment Partners, Inc. and MTL Equity Investors,